EXHIBIT 5.1

June 6, 2003

Roper Industries, Inc.
2160 Satellite Blvd.
Suite 200
Duluth, Georgia 30097

Re:	Registration Statement on Form S-8
Roper Industry, Inc. 2000 Stock Incentive Plan, as Amended

Ladies and Gentlemen:

      We have served as counsel for Roper Industries, Inc., a Delaware corporation (the “Company”), in connection with the registration of an aggregate of 1,500,000 shares of the Company’s common stock, $.01 par value per share (the “Shares”), reserved for issuance under the Company’s 2000 Stock Incentive Plan, as Amended (the “Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended.

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

      In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

      We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

Roper Industries, Inc.
June 6, 2003

      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

1.	the Shares have been duly authorized; and

2.	upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Powell, Goldstein, Frazer & Murphy LLP

Powell, Goldstein, Frazer & Murphy LLP